UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 11, 2018 (April 9, 2018)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
000-52378	NEVADA POWER COMPANY (A Nevada Corporation) 6226 West Sahara Avenue Las Vegas, Nevada 89146	88-0420104

(702) 402-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On April 9, 2018, Nevada Power Company (the “Company”), a wholly-owned subsidiary of NV Energy, Inc., an indirect wholly-owned subsidiary of Berkshire Hathaway Energy Company, entered into an Underwriting Agreement between the Company and the underwriters named therein regarding the issuance and sale of $575 million of the Company’s 2.75% General and Refunding Mortgage Notes, Series BB, due 2020 (the “Notes”). The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company expects the transaction to close on April 12, 2018, subject to the satisfaction of customary closing conditions, as further described in the Underwriting Agreement.

The Company will pay interest on the Notes April 15 and October 15 of each year, beginning on October 15, 2018. The Notes, which will be issued under and secured by the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the ‘‘G&R Indenture’’), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, will mature on April 15, 2020. The Company intends to use the net proceeds from the sale of the Notes to repay the Company’s $325 million 6.50% General and Refunding Mortgage Notes, Series O, maturing in May 2018, to repay a portion of the Company’s $500 million 6.50% General and Refunding Mortgage Notes, Series S, maturing in August 2018, and for general corporate purposes.

At any time prior to April 15, 2020, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officer’s Certificate) plus 10 basis points, plus, in each case, accrued interest thereon to the date of redemption.

The foregoing discussion of the Notes is qualified in its entirety by reference to the Officer’s Certificate establishing the terms of the Notes under the G&R Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated April 9, 2018, between the Company and the underwriters named therein

4.1	Form of Officer’s Certificate establishing the terms of the Company’s 2.75% General and Refunding Mortgage Notes, Series BB, Due 2020

5.1	Opinion of Perkins Coie LLP

5.2	Opinion of Hutchison & Steffen, PLLC

25.1

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA POWER COMPANY
(Registrant)

Dated: April 11, 2018	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Senior Vice President and Chief Financial Officer